Exhibit 1.1

2,500,000 Shares

Brooke Corporation

Common Stock

par value $0.01 per share

Underwriting Agreement

•, 2005

Sandler O’Neill & Partners, L.P.,

As representative of the several Underwriters named in Schedule I hereto,

919 Third Avenue

6th Floor

New York, New York 10022

Ladies and Gentlemen:

Brooke Corporation, a Kansas corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Sandler O’Neill & Partners, L.P. and the other Underwriters named in Schedule I hereto (the “Underwriters”), for whom Sandler O’Neill & Partners, L.P. is acting as representative (the “Representative”), an aggregate of 2,500,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 375,000 additional shares (the “Optional Shares”) of the common stock, par value $0.01 per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-124225) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; the Company has complied with all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; all references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein; there are no contracts or other documents required to be described in the Prospectus or the Registration Statement or to be filed as exhibits to the Registration Statement which have not been described or filed as required;

(iii) Each Preliminary Prospectus and the Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares; the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(iv) The financial statements, including the related schedules and notes, filed with the Commission as a part of the Registration Statement and included in the Prospectus (the “Financial Statements”) present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified; such Financial Statements, unless otherwise noted therein, have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved; no other financial statements or supporting schedules are required to be included in the Registration Statement; the statement of operations data, net income per share data and balance sheet and other data for the five fiscal years ended December 31, 2004 as set forth in the Prospectus under the captions “Summary Financial Information” and “Selected Consolidated Financial Data” fairly present the information therein on a basis consistent with that of the audited financial statements contained in the Registration Statement; the statement of operations data and net income per share data for the fiscal quarter ended March 31, 2005 and balance sheet and other data as of March 31, 2005 as set forth in the Prospectus under the captions “Summary Financial Information” and “Selected Consolidated Financial Data” fairly present the information therein on a basis consistent with that of the unaudited financial statements contained in the Registration Statement;

(v) Summer, Spencer & Callison CPAs, Chartered (“SSC”), who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and in accordance with the requirements of any applicable insurance laws and regulations, and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

(vi) The statistical and market related data contained in the Prospectus and Registration Statement are based on or derived from sources which the Company believes are reliable and accurate;

(vii) This Agreement has been duly authorized, executed and delivered by the Company;

(viii) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any Governmental Entity (as defined below), otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that may cause a prospective material adverse change, in or affecting the general affairs, management, financial position, business prospects, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

(ix) Except as described in the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(x) Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability corporation, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement; the Company and each subsidiary is duly qualified as a foreign corporation or limited liability corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify, or be in good standing, would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, current or future consolidated financial position, business prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated herein (a “Material Adverse Effect”); all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries; the Company owns, directly or through subsidiaries, the issued and outstanding capital stock of each subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except that all of the capital stock of Brooke Credit Corporation and Brooke Franchise Corporation has been pledged in connection with promissory notes made and delivered to Brooke Credit Corporation and Mulvane State Bank previously disclosed to the Representative, and (y) the membership interest of Brooke Acceptance Company LLC, Brooke Credit Company 2003, LLC, Brooke Securitization Company 2004A, LLC and Brooke Capital Company, LLC has been pledged in connection with the securitization of loans originated by Brooke Credit Corporation; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.01 to the Registration Statement and such other entities as are listed on Schedule A hereto;

(xi) The Company has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws; none of the outstanding shares of Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or the provisions of any applicable state insurance holding company systems act; the description of the Company’s stock option, stock bonus and other stock plans or arrangements and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights;

(xii) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

(xiii) Except as described in the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities the Company owned or to be owned by such person;

(xiv) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of (i) the provisions of the certificate of incorporation or charter (as applicable) or bylaws of the Company or any of its subsidiaries or (ii) any statute or any order, rule or regulation of any federal, state, local or foreign court or governmental agency or body (each a “Governmental Entity”) or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of (ii), where such violations would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity, is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and except as may be required under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities, or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xv) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or charter (as applicable) or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, franchise agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(xvi) To the Company’s knowledge, none of the Company’s franchisees is in default under, or in breach of, any franchise agreement with the Company or any of its subsidiaries to which any franchisee is a party or by which any franchisee may be bound or to which any property or assets of any franchisee is subject, except where such breaches and defaults would not, individually or in the aggregate, have a Material Adverse Effect;

(xvii) The statements set forth (i) in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the capital stock of the Company, under the captions “Shares Eligible for Future Sale” and “Underwriting” and (ii) in Item 14 of the Registration Statement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(xviii) Except as disclosed in the Prospectus, the Company and its subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, applicable federal and state franchise laws and regulations, the applicable rules and regulations of the Bermuda Monetary Authority and under the Bermuda Insurance Act of 1978, as amended and the USA Patriot Act), and neither the Company nor any of its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order, except where failures to so comply would not, individually or in the aggregate, have a Material Adverse Effect;

(xix) Except as disclosed in the Prospectus, there are no legal or governmental actions or suits, investigations proceedings before or by any Governmental Entity, now pending or, to the knowledge of the Company, threatened or contemplated by Governmental Entities or threatened or contemplated by others, to which the Company, any of its subsidiaries or, to the knowledge of the Company, any of its franchisees, is a party or of which any property of the Company, any of its subsidiaries or, to the knowledge of the Company, any of its franchisees, is the subject (A) that is required to be disclosed in the Registration Statement by the Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company, any of its subsidiaries or any of its franchisees, would, individually or in the aggregate, have a Material Adverse Effect; all pending legal or governmental proceedings to which the Company, any of its subsidiaries or, to the knowledge of the Company, any of its franchisees is a party or of which any of their property is the subject, either individually or in the aggregate, which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, would not have a Material Adverse Effect;

(xx) Each of the Company, its subsidiaries and, to the knowledge of the Company, its franchisees, possess all permits, licenses, approvals, consents and other authorizations of (collectively, “Governmental Licenses”), and has made all filings, applications and registrations with, all Governmental Entities to permit the Company, such subsidiary or such franchisee to own, lease, license, and operate its respective properties and conduct the business now operated by the Company, its subsidiaries or its franchisees, except where the failure to so possess, file, apply or register, individually or in the aggregate, would not have a Material Adverse Effect; the Company, its subsidiaries and, to the knowledge of the Company, its franchisees are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a

Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its franchisees has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body, the execution, delivery and performance of this Agreement by the Company, the sale and delivery of the Shares and the compliance by the Company with all of the provisions hereof and the consummation by the Company and its subsidiaries of the transactions contemplated in this Agreement) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Governmental License or results or, after notice or lapse of time or both, would result in any impairment of the rights of the holder of any such Governmental License, except where such revocation, suspension, limitation or impairment would not, individually or in the aggregate, result in a Material Adverse Effect;

(xxi) To the knowledge of the Company and its subsidiaries, no change in any law or regulation is pending that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, except as described in the Prospectus;

(xxii) Each of the Company and its subsidiaries is in compliance in all material respects with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal (collectively, the “Environmental Laws”), except where such noncompliance would not be reasonably likely to have a Material Adverse Effect, or except as disclosed in the Prospectus, and to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost to the Company or any of its subsidiaries of such compliance in the future;

(xxiii) Except as disclosed in the Prospectus, there is no claim under any Environmental Law, including common law, pending or, to the best knowledge of the Company, threatened against the Company or its subsidiaries (an “Environmental Claim”), which would be reasonably likely to have a Material Adverse Effect, and, to the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any Environmental Claim against the Company or its subsidiaries which would be reasonably likely to have a Material Adverse Effect;

(xxiv) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others;

(xxv) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement by the Act or by the rules and regulations of the Commission thereunder which has not been so described;

(xxvi) The Company is not and, after giving effect to the offering and sale of the Shares and after receipt of payment for the Shares and the application of such proceeds as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxvii) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder;

(xxviii) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Shares;

(xxix) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxx) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the Company’s reports required to be filed with the Commission under the Exchange Act are being prepared, (B) have been evaluated for effectiveness as of the end of the annual or quarterly period reported to the Commission and (C) are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised by the Company of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data, and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified by the Company for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including, except as described in the Prospectus, any corrective actions with regard to significant deficiencies and material weaknesses;

(xxxi) Neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency that currently relates to or restricts in any material respect their business or that in any manner relates to their capital and surplus adequacy or their management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect; and without limiting the generality of the foregoing, there are no restrictions or limitations on the authority of any subsidiary of the Company that is an insurance company (each an “Insurance Subsidiary”) to pay dividends, other than general restrictions and limitations applicable to all insurance companies domiciled in the jurisdiction of organization of such Insurance Subsidiary pursuant to applicable law;

(xxxii) Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); none of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred whether by action or failure to act, which would cause the loss of such qualification;

(xxxiii) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied, except that in or about January, 2005 the Company was denied an increase in its directors’ and officers’ liability coverage, which increased coverage the Company has obtained from another insurance company;

(xxxiv) Neither the Company nor any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreements, covenant or condition contained in reinsurance treaties, financial guaranty policies, contracts, agreements and arrangements to which the Company or any of its Insurance Subsidiaries is a party, except for such violations or defaults which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; neither the Company nor any of its Insurance Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform its obligations thereunder and none of them has any reason to believe that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations thereunder, except to the extent that such nonperformance would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect;

(xxxv) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, or any Underwriter, for a brokerage commission, finder’s fee or other like payment with respect to the offer and sale of the Shares;

(xxxvi) After application of the proceeds of the offer and sale of the Shares as described in the Prospectus, no subsidiary of the Company will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or from repaying to the Company any loans or advances to such subsidiary from the Company, other than general restrictions and limitations applicable to all insurance companies domiciled in the jurisdiction of organization of such subsidiary pursuant to applicable law;

(xxxvii) The Company and its Insurance Subsidiaries have made no material changes in their insurance reserving practices since the respective dates as of which relevant financial information is presented in the Registration Statement;

(xxxviii) All reinsurance and retrocessional treaties, financial guaranty policies, contracts, agreements and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, with such exceptions that would not, singularly or in the aggregate, have a Material Adverse Effect; no Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform thereunder; and, to the best knowledge of the Company and the Insurance Subsidiaries, none of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform thereunder except to the extent adequately and properly reserved for in the consolidated financial statements of the Company, with such exceptions that would not, singularly or in the aggregate, have a Material Adverse Effect;

(xxxix) The Company is not aware of any threatened or pending downgrading of any of the securities of the Company or any of its subsidiaries by any rating agency or any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act;

(xl) The Company and its consolidated subsidiaries and its other subsidiaries have filed all necessary federal, state and foreign income, franchise and premium tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them, except where the failure to so file or pay would not, individually or in the aggregate, have a Material Adverse Effect; the Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(iv) above in respect of all federal, state and foreign income, franchise and premium taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries or any of its other subsidiaries has not been finally determined;

(xli) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xlii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xliii) The Company is in compliance with the corporate governance and other rules and requirements of the Nasdaq National Market (“Nasdaq”); and

(xliv) The Company has no subsidiaries other than the Subsidiaries (as defined below) and such other subsidiaries that, in each case, do not constitute a “significant subsidiary” within the meaning of Rule 415 under the Act. As used in this Agreement, “Subsidiaries” means Brooke Franchise Corporation, Brooke Credit Corporation, Brooke Brokerage Corporation, Brooke Agency, Inc., Brooke Investments, Inc., DB Group, LTD, DB Indemnity, LTD, and CJD & Associates, L.L.C.

(b) Any certificate signed by an officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $•, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise their election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 375,000 Optional Shares, at the purchase price per share set forth in clause (a) of the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to the Representative at least 48 hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, • a.m., Eastern time, on •, 2005 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, • a.m., New York time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof, will be delivered at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, 10022 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at • a.m., Eastern Time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., Eastern Time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to, and not to allow its directors, principal stockholders and executive officers identified on Schedule B hereto to, directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file a registration statement under the Act in respect of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that if: (1) during the last 17 days of such 180-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of such 180-day period, the restrictions imposed by this Section 5(e) shall continue to apply until the expiration of such 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Notwithstanding the forgoing, the provisions of this Section 5(e) shall not apply to (i) sales of Shares pursuant to plans established under Rule 10b5-1 of the Exchange Act and to the gift of Shares to charitable organizations or (ii) the one-time sale or transfer by Michael S. Hess of up to 2,000 Shares; provided, however, that the aggregate number of shares disposed of pursuant to clauses (i) and (ii) above shall not exceed 20,000.

(f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information (provided that to the extent such information is not publicly available, it shall be provided on a confidential basis) concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that the Company shall not be required to provide you with any such information, reports or communications that have been filed or furnished with the Commission by an electronic transmission pursuant to the Electronic Data Gathering Analysis and Retrieval System (EDGAR) or an equivalent electronic database authorized by the Commission and are available to the public;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(i) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern time on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(j) To use its best efforts to comply with those provisions of the Sarbanes-Oxley Act that will become effective and be applicable to the Company in the future upon their effectiveness; and

(k) To use its best efforts to comply with the corporate governance and other rules and requirements of Nasdaq applicable to the Company.

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed: (i) the reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, disbursements, fees and expenses of Underwriters’ counsel and marketing, syndication and travel expenses, up to a maximum of $100,000; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities or insurance securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Shares on the Nasdaq; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters, in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; (ix) any fees and expenses associated with any applicable state insurance holding company systems act compliance; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

7. The obligations of the several Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Eastern Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;

(b) Shearman & Sterling LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Anita Larson, President and Chief Operating Officer for the Company, shall have furnished to you her written opinion (a draft of such opinion is attached as Annex I hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) All of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and nonassessable;

(ii) Except as described in the Prospectus, (A) the Company has not issued or authorized any, and to its knowledge there are no, outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities of the Company owned or to be owned by such person;

(iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to any liability or disability by reason of failure to be so qualified in any jurisdiction, except where such failure to be so qualified would not have a Material Adverse Effect;

(iv) Each of the Company’s Subsidiaries (except for DB Group, LTD and DB Indemnity, LTD) has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; each of the Company’s Subsidiaries is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify, or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity securities of each subsidiary (except for DB Group, LTD and DB Indemnity, LTD) has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries; the Company owns, directly or through subsidiaries, the issued and outstanding capital stock of each subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except that all of the capital stock of Brooke Credit Corporation and Brooke Franchise Corporation has been pledged in connection with promissory notes made and delivered to Brooke Credit Corporation and Mulvane State Bank previously disclosed to the Representative, and (y) the membership interest of Brooke Acceptance Company LLC, Brooke Captive Credit Company 2003, LLC, Brooke Securitization Company 2004A, LLC and Brooke Capital Company, LLC has been pledged in connection with the securitization of loans originated by Brooke Credit Corporation; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.01 to the Registration Statement and such other entities as are listed on Schedule A hereto;

(v) To such counsel’s knowledge, the Company and its subsidiaries have good and marketable title to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(vi) Except as disclosed in the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance in all material respects with all laws, rules, regulations, decisions, directives and orders (including, without limitation, the applicable rules and regulations of the Bermuda Monetary Authority and the USA Patriot Act) and neither the Company nor any of its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance in all material respects with any statute, law, rule, regulation, decision, directive or order; there is no action, suit, investigation or proceeding before or by any Governmental Entity now pending or, to the knowledge of such counsel, threatened or contemplated against or affecting the Company or any of its subsidiaries (A) that is required to be disclosed in the Registration Statement and not disclosed therein, (B) that could result, individually or in the aggregate, in any Material Adverse Effect, (C) that could materially and adversely affect the properties, assets or leasehold interests of the Company and its subsidiaries, considered as one enterprise, or (D) that could adversely affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject, which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, either individually or in the aggregate, would not have a Material Adverse Effect;

(vii) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in (A) any violation of the provisions of the certificate of incorporation or charter (as applicable) or bylaws of the Company or any of its subsidiaries or (B) any statute or any order, rule or regulation known to such counsel of any court or Governmental Entity, except, in the case of (B), such violations as would not, individually or in the aggregate, have a Material Adverse Effect;

(viii) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or charter (as applicable) or bylaws or, to such counsel’s knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(ix) To such counsel’s knowledge, each of the Company and its subsidiaries possess all Governmental Licenses and have made all filings, applications and registrations with all Governmental Entities that are required in order to permit the Company or such subsidiary to conduct its business as presently conducted, except where the failure to possess such Governmental License or to have made such filing, application or registration would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(x) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder and the corporate governance and other rules and regulations of the Nasdaq; and

(xi) Such counsel does not know of any contracts or other agreements of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectus which are not filed or described as required.

In addition, although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and financial information therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and financial information therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and financial information therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed;

(d) Kutak Rock LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement;

(ii) The Company has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization”, and all of the Shares being delivered at such Time of Delivery have been duly and validly authorized and issued and are fully paid and nonassessable; and the Shares conform to the description of the Stock contained in the Prospectus;

(iii) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company;

(iv) No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Entity is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and except as may be required under the rules and regulations of the NASD and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities, or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(v) This Agreement has been duly authorized, executed and delivered by the Company;

(vi) The statements set forth (i) in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “Shares Eligible for Future Sale” and “Underwriting” and (ii) in Item 14 of the Registration Statement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete;

(vii) The Company is not, and after giving effect to the offering and sale of the Shares and after receipt of payment for the Shares and the application of such proceeds as described in the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act;

(viii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules, financial information and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and

(ix) Each of Brooke Agency Services Company LLC, Brooke Acceptance Company LLC, Brooke Captive Credit Company 2003, LLC, Brooke Capital Company LLC, Brooke Credit Funding LLC and Brooke Securitization Company 2004A, LLC (the “Delaware LLCs”) is validly existing as a limited liability company in good standing under the laws of Delaware.

In addition, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (vi) of this section 7(d), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules, financial information and statistical data contained therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules financial information and statistical data contained therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules financial information and statistical data contained therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed;

(e) Marshall Diel & Myers, Bermuda counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex III hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) Each of DB Indemnity, LTD and DB Group, LTD has been duly incorporated and is validly existing as a corporation in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(ii) All of the issued and outstanding capital stock of each of DB Indemnity, LTD and DB Group, LTD has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries;

(f) (i) At the time of the execution of this Agreement, you shall have received from SSC, a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Code of Ethics of the AICPA, the Act and the rules and regulations of the Commission thereunder and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations of the Commission thereunder; (iii) based upon limited procedures as agreed upon by you and SSC set forth in detail in such letter, including a reading of the latest available interim financial statements of the Company and its subsidiaries, a reading of the minute books of the Company and its subsidiaries, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the

Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations of the Commission thereunder or are not presented in conformity with generally accepted accounting principles used in the United States applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income, and the other balance sheet data and operating data, set forth under “Selected Consolidated Financial Data” in the Registration Statement and the Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long term or short term debt of the Company and its subsidiaries or any decrease in consolidated total assets, retained earnings or stockholders’ equity of the Company and its subsidiaries, in each case as compared with the amounts shown in the most recent consolidated balance sheet of the Company and its subsidiaries included in the Registration Statement, or (D) during the period from the date of the most recent consolidated statement of income included in the Registration Statement to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in income before income taxes or net income of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur, and (iv) in addition to the audits referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

(ii) At 9:30 a.m., Eastern time, on the effective date of any post-effective amendment to the Registration Statement filed after the date of this Agreement and also at each Time of Delivery, you shall have received from SSC a letter, dated as of each such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 7(f)(i) hereof, except that the specified date referred to shall be a date not more than five days prior to the date of such letter.

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any Governmental Entity, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the securities of the Company or any of its subsidiaries by any rating agency or any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such agency or organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of such securities;

(i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Kansas authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on the Nasdaq;

(k) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each executive officer, director and stockholder listed on Schedule B hereto of the Company, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you, on behalf of the Underwriters, by notice to the Company at any time on or prior to the Time of Delivery. If the sale of the Shares provided for herein is not consummated because any condition set forth in this Section 7 is not satisfied, because of any termination pursuant to Section 11(a) hereof, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters upon demand for all documented out-of-pocket expenses (including reasonable fees, expenses and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed offering of the Shares. In addition, such termination shall be subject to Section 6 hereof (without giving effect to the expense cap set forth in Section 6(i) hereof), and Sections 1, 8 and 10 hereof shall survive any such termination and remain in full force and effect.

8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, any Preliminary Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures and the text under the caption “Stabilization” appearing in the Prospectus in the section entitled “Underwriting”).

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, any Preliminary Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures and the text under the caption “Stabilization” appearing in the Prospectus in the section entitled “Underwriting”); and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, be counsel to the indemnifying party); provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceedings effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request (other than those fees and expenses that are being contested in good faith) prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 8, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or who is an affiliate or partner of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, and to each other person, if any, who controls the Company within the meaning of the Act or who is an affiliate of the Company.

9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11. (a) The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to the Time of Delivery if, since the time of execution of this Agreement or, in the case of (i) below, since the date of the most recent balance sheet included in the Financial Statements, there has occurred, (i) any Material Adverse Effect, or (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(b) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof (without giving effect to the expense cap set forth in Section 6(i) hereof) and except as provided in the last paragraph of Section 7 hereof, and provided further that Sections 1, 8 and 10 hereof shall survive such termination and remain in full force and effect.

12. The Company acknowledges and agrees with the several Underwriters that:

(a) in connection with the sale of the Shares, each Underwriter has been retained solely to act as Underwriter, and no fiduciary or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement;

(b) the price of the Shares set forth in this Agreement was established following discussions and arms-length negotiations between the Company and the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative at 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: General Counsel; and if to the Company shall be delivered or sent by mail or facsimile to 10950 Grandview Drive, Suite 600, Overland Park, Kansas, 66210, Fax: (913) 339-6328, Attention: Anita Larson, President; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL

AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

[Signatures on Next Page]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in an Agreement among Underwriters, but without warranty on your part as to the authority of the signer thereof.

Very truly yours,

BROOKE CORPORATION

By:
Name:
Title:

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P

As representative of the Underwriters

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:
Name:
Title:	Vice President

Schedule I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares Purchased if Maximum Option Exercised
Sandler O’Neill & Partners, L.P.	•	•
Fox-Pitt, Kelton	•	•
Oppenheimer & Co. Inc.	•	•

Total	2,500,000	375,000

Annex I

Pursuant to Section 7(c) of the Underwriting Agreement, Anita Larson, President and Chief Operating Officer for the Company, shall furnish an opinion to the Underwriters to the effect that:

[Letterhead of Brooke Corporation]

[closing date]

Sandler O’Neill & Partners, L.P.
Fox-Pitt, Kelton Inc.
Oppenheimer & Co. Inc.
c/o Sandler O’Neill & Partners, L.P.
919 Third Avenue
6th Floor
New York, NY 10022

Re: Brooke Corporation

Ladies and Gentlemen:

I, Anita Larson, have acted as counsel to Brooke Corporation, a Kansas corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the public offering of 2,500,000 shares (the “Firm Shares”) of the Company’s Common Stock, par value $.01 per share (the “Stock”) and, at the election of the Underwriters (as defined below), up to 375,000 additional shares (the “Optional Shares”) of Stock. The Firm Shares and the Optional Shares that the Underwriters elect to purchase, are collectively referred to herein as the “Shares.” I understand that the securities are to be offered and sold in the manner described in the Registration Statement. This opinion is being rendered pursuant to Section 7(c) of the Underwriting Agreement (the “Underwriting Agreement”) dated as of             , 2005 between the Company and Sandler O’Neill & Partners, L.P. (the “Representative”), as the representative of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”). Capitalized terms used herein, and not otherwise defined, have the respective meanings assigned to them in the Underwriting Agreement.

For the purposes of rendering this opinion, I have examined the Registration Statement and the Prospectus contained therein, and such corporate records, certificates and other documents of the Company, the Company’s transfer agent and governmental entities, and have made such examinations of law as I have deemed necessary or appropriate.

As to all questions of fact material to this opinion, I have relied upon (a) certificates of good standing and compliance issued by applicable state regulatory authorities; and (b) signed copies of the Underwriting Agreement.

In giving the opinions expressed herein and making my investigations in connection herewith, I have assumed (a) the due authorization by the parties thereto of the documents examined by us (other than the Company); (b) the genuineness of all signatures of individuals; (c) the personal legal capacity of all individual signatories; (d) the authenticity of all documents presented to me as originals; (e) the conformity to the originals of all documents presented to me as copies; and (f) the integrity and completeness of the documents presented to me for my examination.

Based upon and subject to the foregoing and the other conditions referred to herein, and having regard for legal considerations, which I deem relevant, I am of the opinion that, subject to the qualifications set forth below:

(i) All of the issued shares of capital stock of the Company (including the Shares being delivered as of the date hereof) have been duly and validly authorized and issued and are fully paid and nonassessable.

(ii) Except as described in the Prospectus, (A) the Company has not issued or authorized any, and to its knowledge there are no, outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act of 1933, as amended, or otherwise register any securities of the Company owned or to be owned by such person.

(iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to any liability or disability by reason of failure to be so qualified in any jurisdiction, except where such failure to be so qualified would not have a Material Adverse Effect.

(iv) Each of the Company’s Subsidiaries (except for DB Group, LTD and DB Indemnity, Ltd) has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; each of the Company’s Subsidiaries is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify, or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity securities of each subsidiary (except for DB Group, LTD and DB Indemnity, LTD) has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries; the Company owns, directly or through subsidiaries, the issued and outstanding capital stock of each subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except to the extent that (x) all of the capital stock of Brooke Credit Corporation and Brooke Franchise Corporation has been pledged in connection with promissory notes made and delivered to Brooke Credit Corporation and Mulvane State Bank previously disclosed to the Representative, and (y) the membership interest of Brooke Acceptance Company LLC, Brooke Captive Credit Company 2003, LLC, Brooke Securitization Company 2004A, LLC and Brooke Capital Company, LLC has been pledged in connection with the securitization of loans originated by Brooke Credit Corporation; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.01 to the Registration Statement and such other entities as are listed on Schedule A of the Underwriting Agreement.

(v) To my knowledge, the Company and its subsidiaries have good and marketable title to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(vi) Except as disclosed in the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance in all material respects with all laws, rules, regulations, decisions, directives and orders (including, without limitation, the applicable rules and regulations of the Bermuda Monetary Authority and the USA Patriot Act) and neither the Company nor any of its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance in all material respects with any statute, law, rule, regulation, decision, directive or order; there is no action, suit, investigation or proceeding before or by any Governmental Entity now pending or, to my knowledge, threatened or contemplated against or affecting the Company or any of its subsidiaries (A) that is required to be disclosed in the Registration Statement and not disclosed therein, (B) that could result, individually or in the aggregate, in any Material Adverse Effect, (C) that could materially and adversely affect the properties, assets or leasehold interests of the Company and its subsidiaries, considered as one enterprise, or (D) that could adversely affect the consummation of the transactions contemplated in the Underwriting Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject, which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, either individually or in the aggregate, would not have a Material Adverse Effect.

(vii) The issue and sale of the Shares being delivered as of the date hereof by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in (A) any violation of the provisions of the certificate of incorporation or charter (as applicable) or bylaws of the Company or any of its subsidiaries or (B) any statute or any order, rule or regulation known to me of any court or Governmental Entity, except, in the case of (B), such violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(viii) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or charter (as applicable) or bylaws or, to my knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

(ix) To my knowledge, each of the Company and its subsidiaries possess all Governmental Licenses and have made all filings, applications and registrations with all Governmental Entities that are required in order to permit the Company or such subsidiary to conduct its business as presently conducted, except where the failure to possess such Governmental License or to have made such filing, application or registration would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(x) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder and the corporate governance and other rules and regulations of the Nasdaq.

(xi) I do not know of any contracts or other agreements of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectus, which are not filed or described as required.

I have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and with the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, I have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the date hereof (other than the financial statements and related schedules and financial information therein, as to which I express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules and financial information therein, as to which I express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date hereof either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules and financial information therein, as to which I express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and I do not know of any amendment to the Registration Statement required to be filed.

Whenever this opinion with respect to the existence or absence of a fact is qualified by the phrase “known to me” or “to my knowledge,” or similar phrase, it is intended to indicate that during the course of my employment with the Company, no information has come to my attention that would give me actual knowledge of the absence or existence of such facts.

In rendering this opinion letter, I express no opinion as to matters of law other than to the laws of the State of Kansas, except for the opinion with respect to the incorporation and good standing of Brooke Franchise Corporation in the state of Missouri, and the federal law of the United States of America.

This opinion is given for the sole benefit of the addressees hereof and may not be relied upon by or delivered to any other person without my express prior written consent. In addition, this opinion relates only to the matters and the transactions specifically referred to, and no other opinions should be implied therefrom.

Very truly yours,

Annex II

Pursuant to Section 7(d) of the Underwriting Agreement, Kutak Rock LLP, counsel for the Company, shall furnish an opinion to the Underwriters to the effect that:

[Letterhead of Kutak Rock LLP]

[closing date]

Sandler O’Neill & Partners, L.P.

Fox-Pitt, Kelton Inc.

Oppenheimer & Co. Inc.

c/o Sandler O’Neill & Partners, L.P.

919 Third Avenue

6th Floor

New York, NY 10022

Re: Brooke Corporation

Ladies and Gentlemen:

We have acted as special counsel to Brooke Corporation, a Kansas corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the public offering of 2,500,000 shares (the “Firm Shares”) of the Company’s Common Stock, par value $.01 per share (the “Stock”) and, at the election of the Underwriters (as defined below), up to 375,000 additional shares (the “Optional Shares”) of Stock. The Firm Shares and the Optional Shares that the Underwriters elect to purchase, are collectively referred to herein as the “Shares.” We understand that the securities are to be offered and sold in the manner described in the Registration Statement. This opinion is being rendered pursuant to Section 7(d) of the Underwriting Agreement (the “Underwriting Agreement”) dated as of August     , 2005 between the Company and Sandler O’Neill & Partners, L.P. (the “Representative”), as the representative of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”). Capitalized terms used herein, and not otherwise defined, have the respective meanings assigned to them in the Underwriting Agreement.

For the purposes of rendering this opinion, we have examined the Registration Statement and the Prospectus contained therein, and such corporate records, certificates and other documents of the Company, the Company’s transfer agent and governmental entities, and have made such examinations of law as we have deemed necessary or appropriate. As to all questions of fact material to this opinion, we have relied without independent investigation upon (a) certificates satisfactory to us and given by the Company regarding (i) the accuracy, truthfulness and performance of the representations, warranties and covenants contained in the Underwriting Agreement, and all facts assumed therein, (ii) charter documents of the Company, including without limitation, certificates of incorporation and bylaws of the Company, and (iii) corporate resolutions of the Company; (b) information furnished by the Company for inclusion in the Registration Statement and Prospectus; (c) certificates of good standing and compliance issued by applicable state regulatory authorities; (d) signed copies of the Underwriting Agreement; (e) a specimen of the Stock certificate; and (f) statements made and certificates or comparable documents furnished by officers and/or representatives of the Company.

In giving the opinions expressed herein and making our investigations in connection herewith, we have assumed (a) the due authorization by the parties thereto of the documents examined by us (other than the Company); (b) the genuineness of all signatures of individuals; (c) the personal legal capacity of all individual signatories; (d) the authenticity of all documents presented to us as originals; (e) the conformity to the originals of all documents presented to us as copies; and (f) the integrity and completeness of the documents presented to us for our examination.

Based upon and subject to the foregoing and the other conditions referred to herein, and having regard for legal considerations which we deem relevant, we are of the opinion that, subject to the qualifications set forth below:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(ii) The Company has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization,” and all of the Shares being delivered at the date hereof have been duly and validly authorized and issued and are fully paid and nonassessable; and the Shares conform to the description of the Stock contained in the Prospectus.

(iii) The issue and sale of the Shares being delivered at the date hereof by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company.

(iv) No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Entity is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares, and except as may be required under the rules and regulations of the NASD and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities, or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(v) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(vi) The statements set forth (i) in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “Shares Eligible for Future Sale” and “Underwriting” and (ii) in Item 14 of the Registration Statement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete.

(vii) The Company is not, and after giving effect to the offering and sale of the Shares and after receipt of payment for the Shares and the application of such proceeds as described in the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(viii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date hereof (other than the financial statements and related schedules, financial information and statistical data contained therein, as to we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

(ix) Each of Brooke Agency Services Company LLC, Brooke Acceptance Company LLC, Brooke Captive Credit Company 2003, LLC, Brooke Capital Company LLC, Brooke Credit Funding LLC and Brooke Securitization Company 2004A, LLC is validly existing as a limited liability company in good standing under the laws of Delaware.

We have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and with the independent registered public accountants of the Company, at which such conferences the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in subsection (vi) of this opinion, we have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the date hereof (other than the financial statements and related schedules, financial information and statistical data contained therein, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules, financial information and statistical data contained therein, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date hereof either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules, financial information and statistical data contained therein, as to which we express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and we do not know of any amendment to the Registration Statement required to be filed.

In rendering this opinion letter, we express no opinion as to matters of law other than to the laws of the State of Kansas and the federal law of the United States of America; provided, that with respect to the opinion expressed in paragraph (ix) above, we have relied solely upon certificates of public officials of the State of Delaware.

This opinion is given for the sole benefit of the addressees hereof and may not be relied upon by or delivered to any other person without our express prior written consent. In addition, this opinion relates only to the matters and the transactions specifically referred to, and no other opinions should be implied therefrom.

Very truly yours,

Annex III

Pursuant to Section 7(e) of the Underwriting Agreement, Marshall Diel & Myers, Bermuda counsel for the Company, shall furnish an opinion to the Underwriters to the effect that:

[Letterhead of Marshall Diel & Myers]

[closing date]

Sandler O’Neill & Partners,

L.P. Fox-Pitt, Kelton Inc.

Oppenheimer & Co. Inc.

c/o Sandler O’Neill & Partners, L.P.

919 Third Avenue

6th Floor

New York, NY 10022

Dear Sirs:

Re:	DB Indemnity, Ltd.

DB Group, Ltd.

We act as Bermuda counsel for the above-named Bermuda exempted companies and have been asked by our clients to provide you with the following opinions.

1.	DB Indemnity, Ltd.

This company was incorporated as a Bermuda exempted company on the 5th February 2003 with a share capital of US$120,000 and was registered as a Class 1 insurer under the Insurance Act 1978 effective 8th April 2003.

The share register of the Company reflects that all 120,000 authorized shares have been issued to CJD & Associates, LLC. Based on our review of the Minute Book of the Company we confirm that DB Indemnity, Ltd. has been duly incorporated and is in good standing under the laws of Bermuda and that all of the issued and outstanding shares of the Company have been duly authorized and issued to CJD & Associates, LLC as fully paid and non-assessable.

2.	DB Group, Ltd.

This company was incorporated as a Bermuda exempted company on the 24th February 2003 with a share capital of US$120,000 and was registered as a Class 3 insurer under the Insurance Act 1978 effective 8th April 2003.

The share register of the Company reflects that all 120,000 authorized shares have been issued to CJD & Associates, LLC. Based on our review of the Minute Book of the

Company we confirm that DB Group, Ltd. has been duly incorporated and is in good standing under the laws of Bermuda and that all of the issued and outstanding shares of the Company have been duly authorized and issued to CJD & Associates, LLC as fully paid and non-assessable.

Yours faithfully,

Marshall Diel & Myers

Douglas H. Pullen

cc:	Anita Larson

Schedule A

List of Subsidiaries

The following is a list of the direct and indirect subsidiaries of Brooke Corporation, a Kansas corporation:

Subsidiary Name	Jurisdiction in which organized
1) Brooke Franchise Corporation	Missouri (1)
2) Brooke Credit Corporation	Kansas (1)
3) Brooke Brokerage Corporation	Kansas (1)
4) Brooke Agency Services Company LLC	Delaware (1)
5) Brooke Agency Services Company of Nevada, LLC	Nevada (1)
6) Brooke Investments, Inc.	Kansas (1)
7) Brooke Bancshares, Inc.	Kansas (1)
8) Brooke Agency, Inc.	Kansas (2)
9) The American Heritage, Inc.	Kansas (2)
10) The American Agency, Inc.	Kansas (2)
11) Brooke Funeral Services Company, LLC	Delaware (2)
12) Brooke Life and Health, Inc.	Kansas (2)
13) First Brooke Insurance and Financial Services, Inc.	Texas (2)
14) Brooke Acceptance Company LLC	Delaware (3)
15) Brooke Capital Company, LLC	Delaware (3)
16) Brooke Captive Credit Company 2003, LLC	Delaware (3)
17) Brooke Credit Funding, LLC	Delaware (3)
18) Brooke Securitization Company 2004A, LLC	Delaware (3)
19) Brooke Securitization Company V, LLC	Delaware (3)
20) Brooke Canada Funding, Inc.	New Brunswick (3)
21) CJD & Associates, L.L.C.	Kansas (4)
22) Texas All Risk General Agency, Inc.	Texas (5)
23) T.A.R. Holding Co., Inc.	Texas (5)
24) All Risk General Agency, Inc.	Louisiana (6)
25) The DB Group, LTD.	Bermuda (5)
26) DB Indemnity, LTD.	Bermuda (5)

Notes to Subsidiaries of Brooke Corporation:

1)	Wholly owned subsidiary of Brooke Corporation.
2)	Wholly owned subsidiary of Brooke Franchise Corporation.
3)	Wholly owned subsidiary of Brooke Credit Corporation.
4)	Wholly owned subsidiary of Brooke Brokerage Corporation.
5)	Wholly owned subsidiary of CJD & Associates, L.L.C.
6)	Subsidiary of T.A.R. Holding Co., Inc. (51% interest) and CJD & Associates, L.L.C. (49% interest).

Schedule B

List of Directors, Officers and Stockholders to deliver lock-up agreements

Stockholders:

Brooke Holdings, Inc.

Anita Lowry

John Arensberg

Directors and Officers:

Robert D. Orr

Leland G. Orr

Anita F. Larson

John Allen

Derrol Hubbard

Joe Barnes

James Ingraham

Michael S. Hess

Shawn Lowry

Michael Lowry

Kyle Garst

45